As filed with the Securities and Exchange Commission on September 6, 2005.
Registration No. 333-99147

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNOCAL CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
95-3825062
(I.R.S. Employer Identification No.)
6001 Bollinger Canyon Road
San Ramon, CA 94583
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Frank G. Soler
Assistant Secretary
6001 Bollinger Canyon Road
San Ramon, CA 94583
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Terry M. Kee, Esq.
Brian M. Wong, Esq.
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
     This Post-Effective Amendment relates to the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (File No. 333-99147) filed on November 6, 2002, pertaining to Common Stock of the Registrant, including Preferred Stock Purchase Rights, to be offered under the Pure Resources, Inc. 1999 Incentive Plan; the Pure Resources, Inc. Equity Plan for Outside Directors; the Titan Exploration, Inc. 1996 Incentive Plan; and the Titan Exploration, Inc. 1999 Stock Option Plan.
     The undersigned Registrant hereby removes and withdraws from registration all securities registered pursuant to this Registration Statement that remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on September 6, 2005.

UNOCAL CORPORATION
By:	/s/ Frank G. Soler
Frank G. Soler
Assistant Secretary